PATENT ASSIGNMENT AGREEMENT
(the "Agreement")

THIS AGREEMENT, is entered into as of this 28th day of November, 2006, by and among Global Advance Corp., a Delaware company with a registered address at 113 Barksdale Professional Center, Newark, DE  19711 USA ("Global Advance"); IdeaPlus Ltd., an Israeli company with its principal place of business at Moshe Aviv Tower 7 Jabotinski Street Ramat Gan 52520 Israel ("IdeaPlus");

Whereas, Yair Ofer is the inventor of a certain invention known as the Two-Foot Operated Mouse, (the "Invention"); and

Whereas, Yair Ofer transferred ownership of the Invention to IdeaPlus; and

Whereas, IdeaPlus currently owns the entire right, title, and interest in and to the Invention; and

Whereas, Global Advance is interested in acquiring from IdeaPlus (the "Assignor"), and the Assignor are willing to transfer to Global Advance, the Assignor' entire right, title, and interest in and to the Invention, including IdeaPlus's entire right, title, and interest in and to any future applications hereafter filed relating to the Invention (the "Future Applications"), and to any patents, of any country, which may be issued therefor (the "Patents"), (the Invention, the Future Applications, and the Patents, together, the "Assigned Rights"), free and clear of any liens, claims, royalties, licenses, encumbrances, security interests, or any other rights granted to third parties, including Ofir.

NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the Parties hereto agree as follows:

1.	Assignment of the Assigned Rights

1.1  In consideration of the payment of $10,000 by Global Advance to IdeaPlus (the "Consideration"), the Assignor hereby sell, assign, and transfer to Global Advance, the entire right, title, and interest in and to the Assigned Rights, to be held and enjoyed by Global Advance, for its own use and for its legal representatives and assigns.

1.2  Except as otherwise expressly provided in this Agreement, all rights title and interest in the invention is sold by IdeaPlus Ltd.  to Global Advance on an "AS IS" basis and without any warranties, express or implied, and Global Advance, disclaims all warranties of usability and fitness for a general or particular purpose.  Neither party shall be liable to the other for any incidental and/or consequential damages of the other party.

1.3  Within ten days of the signing of this Agreement, Global Advance shall transfer the Consideration to IdeaPlus.

2.	The Assignor Representations and Warranties

2.1  The Assignor hereby represents and warrant as follows:

(a) Idea Plus is the sole and exclusive owner of the Assigned Rights.

(b)  The Assigned Rights are free of any and all liens, claims, royalties, licenses, encumbrance, security interests, and other rights of any nature or kind, including rights and claims possessed by third parties.

(c) The assignor has the right and power to execute this Assignment.

(d)  Except for the assignment of the Invention by Ofir to IdeaPlus, the Assignor has made no prior transfer, sales, or assignment of all or any part of the Assigned Rights.

(e)  The Assignor has not executed and will not execute any document in conflict with this Assignment.

3.	Assistance and Cooperation

3.1  The Assignor covenant and agree as follows:

(a) The Assignor will deliver to Global Advance the prototype and all materials it has in its possession relating to the Invention.

(b) The Assignor will execute and deliver any and all papers and instruments and perform all acts, which may be necessary to carry this assignment into full effect and to perfect title to the Assigned Rights in Global Advance.

(c) Upon Global Advance' request and at Global Advance' expense, the Assignor will sign and deliver all papers or applications and make all rightful oaths and do all requisite lawful acts necessary to file or secure (a) any Future Application; (b) any renewal, continuation, or substitute application for the Invention; or (c) any issue, reissue, extension, or reexamination of a Patent; (d) any disclaimer relating to an issue Patent, or (c) the registration of an issued Patent in other countries.

(d) Upon Global Advance' request and at Global Advance' expense, the Assignor will assist Global Advance with the prosecution or defense of any infringement claim relating to the Assigned Rights, including testifying in any litigation or other proceeding.

3.2  Without derogating from Section 3.1 above, the Assignor hereby irrevocably and unconditionally appoint Global Advance and any of its directors, from time to time appointed by Global Advance, as their true and lawful attorney for the purpose of doing all things and executing all documents as may be necessary or appropriate in order to give effect to the provisions of this Agreement.

4.	Confidentiality and Non-Compete

4.1  The Assignor shall maintain in confidence and secrecy, and shall not disclose or disseminate to any third party in any way or form, all information relating to the Assigned Rights which is identified as confidential or which may reasonably be deemed to be confidential.

4.2  The Assignor waive all claims to any and all proprietary and confidential information, including trade secrets and other intellectual property rights that they may possess in connection with the Assigned Rights, and that Global Advance may make any use thereof free and clear of any claims by the Assignor.

4.3  The Assignor undertakes not to develop an invention that would compete with the Invention.

5.	Severability

If any provision of this Agreement is determined to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction then, within the jurisdiction in which such provision is held to be unenforceable, such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision.

6.	Entire Agreement

This Agreement, including the Preamble which is an integral part thereof, sets forth the entire agreement between the Parties with respect to the Assigned Rights, and supersedes all previous negotiations, agreements, arrangements, and understandings with respect to the subject matter hereof.

7.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement:

IdeaPlus Ltd.

Global Advance Corp.
CEO, Oren Rozenberg